06934

NUMBER

1

CommunityOne Bancorp

SHARES

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 20416Q 10 8

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

THIS CERTIFIES THAT

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF NO PAR VALUE OF

CommunityOne Bancorp

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this certificate properly endorsed.
This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the facsimile signatures of the Corporation's duly authorized officers.

Dated:

SECRETARY

PRESIDENT

Countersigned and Registered:
REGISTRAR AND TRANSFER COMPANY
(Cranford, New Jersey)
Transfer Agent
and Registrar

By

Authorized Signature

AMERICAN BANK NOTE COMPANY.